                               EXHIBIT 99.B(9)(b)



                       EXISTING ADMINISTRATION AGREEMENT
                                      AND
                     AMENDMENT TO ADMINISTRATION AGREEMENT



                     EXISTING SUB-ADMINISTRATION AGREEMENT
                                      AND
                   AMENDMENT TO SUB-ADMINISTRATION AGREEMENT

                            ADMINISTRATION AGREEMENT
                            ========================

     This Agreement, dated as of the 15th day of June, 1995, made by and between CT&T Funds, a Delaware Business Trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Chicago Title and Trust Company, a corporation duly organized and existing under the laws of the State of Illinois (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement of the Parties, as new Series are added to the Trust; and

     WHEREAS, the Parties desire to enter into an Administration Agreement whereby Chicago Title and Trust Company will provide certain administration services to each of the Series on the terms and conditions set forth in this Agreement; and

     WHEREAS, Chicago Title and Trust Company is willing to serve in such capacity and perform such administrative services under the terms and conditions set forth below; and

     WHEREAS, the Trust, on behalf of each of its Series, will provide certain information concerning the Series to Chicago Title and Trust Company as set forth below; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.   APPOINTMENT
----------   -----------

             The Trust hereby appoints and Chicago Title and Trust Company hereby accepts such appointment as Administrator to each Series of the Trust. The Trust further agrees to appoint Chicago Title and Trust Company as Administrator to any additional series which, from time to time may be added to the Trust.

Section 2.   DUTIES AND OBLIGATIONS OF CHICAGO TITLE AND TRUST COMPANY
----------   ---------------------------------------------------------
             (a)  Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Trust, Chicago Title and Trust Company shall provide all administrative services to each of the Series as set forth in Schedule "A" attached hereto and incorporated by reference into this Agreement. In addition to the obligations set forth in Schedule "A", Chicago Title and Trust Company shall (i) provide its own office space, facilities and equipment and personnel for the performance of its duties under this Agreement; and (ii) take all actions it deems necessary to properly execute the administration of the Series.

             (b) So that Chicago Title and Trust Company may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust shall direct the Trust's Officers, Investment Advisers, Distributor, Legal Counsel, Independent Accountants, and Custodian of the Trust to fully cooperate with Chicago Title and Trust Company and to provide such information, documents and advice relating to the Series as is within the possession or knowledge of such persons. In connection with its duties, Chicago Title and Trust Company shall be entitled to rely, and shall be held harmless by the Trust when acting in reasonable reliance upon the instruction, advice or any documents relating to the Series as provided by the Trust to Chicago Title and Trust Company by any of the aforementioned persons. All fees charged by any such persons shall be deemed an expense of the Trust.

             (c) Any activities performed by Chicago Title and Trust Company under this Agreement shall conform to the requirements of:

                  (1) the provisions of the Investment Company Act of 1940, as amended (the "Act") and the Securities Act of 1933, as amended, and of any rules or regulations in force thereunder;

                  (2)  any other applicable provision of state and federal law;

                  (3) the provisions of the Declaration of Trust and By-Laws of the Trust as amended from time to time;

                  (4) any policies and determinations of the Board of Trustees of the Trust; and

                  (5) the fundamental policies of the Series as reflected in its registration statement under the Act.

             (d) Chicago Title and Trust Company agrees that all records that it maintains for the Trust are property of the Trust and will be surrendered promptly to the Trust upon written request. Chicago Title and Trust Company will preserve, for the periods prescribed under Rule 31a-2 under the Act, all such records required to be maintained under Rule 31a-1 of the Act.

             (e) Nothing in this Agreement shall prevent Chicago Title and Trust Company or any officer thereof from acting as administrator for or with any other person, firm or corporation. While the administrative services supplied to the Trust may be different than those supplied to other persons, firms or corporations, Chicago Title and Trust Company shall provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from Chicago Title and Trust Company as compared with the treatment provided to other Chicago Title and Trust Company clients. Chicago Title and Trust Company agrees to maintain the records and all other information of the Trust in a confidential manner and shall not use such information for any purpose other than the performance of Chicago Title and Trust Company's duties under this Agreement.

             (f) The Trust agrees that Chicago Title and Trust Company may, in its sole discretion, engage the services of another entity or entities in connection with the provisions of the services under this Agreement; provided, that Chicago Title and Trust Company will continue to be responsible for all services furnished to the Trust under this Agreement. At the election of the Trust, it shall be entitled to be subrogated to the rights of Chicago Title and Trust Company with respect to any claims against any other entity providing services to the Trust contemplated by this Agreement as a consequence of any loss, damage, cost, expense, liability or claim if and to the extent the Trust has not been made whole for any such loss, damage, cost, expense, liability or claim.

Section 3.   ALLOCATION OF EXPENSES
----------   ----------------------

             All costs and expenses of the Trust shall be paid by the Trust including, but not limited to:

             (a) fees paid to the Investment Adviser(s);

             (b) interest and taxes;

             (c) brokerage fees and commissions;

             (d) insurance premiums;

             (e) compensation and expenses of its Trustees who are not
                 affiliated persons of the Trust, any Investment Adviser(s) or Chicago Title and Trust Company;

             (f) legal, accounting and audit expenses;

             (g) custodian and transfer agent, or shareholder servicing agent, fees and expenses;

             (h) fees and expenses incident to the registration of the shares of the Trust under Federal or state securities laws;

             (i) expenses related to preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Trust;

             (j) all expenses incidental to holding meetings of shareholders and
                 Trustees of the Trust; and

             (k) such extraordinary expenses as may arise, including litigation, affecting the Trust and the legal obligations which the Trust may have regarding indemnification of its officers and trustees.

Section 4.   COMPENSATION OF CHICAGO TITLE AND TRUST COMPANY
----------   -----------------------------------------------

             The Trust agrees to pay Chicago Title and Trust Company compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any future amendments to such Schedule "B" approved by the Parties. The Trust agrees and understands that Chicago Title and Trust Company's compensation will be comprised of two components and payable on a monthly basis as follows:

             (i) A fixed fee for each Series, together with a combined asset-based fee that the Trust hereby authorizes Chicago Title and Trust Company to collect by debiting the Trusts' custody account for invoices which are rendered for the services performed. The invoices for the services performed will be sent to the Trust after such debiting with the indication that payment has been made; and

             (ii) reimbursement of any out-of-pocket expenses paid by Chicago Title and Trust Company on behalf of the Trust, which out-of-pocket expenses will be billed to the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Trust agrees to reimburse Chicago Title and Trust Company for such expenses within ten calendar days of receipt of such bill.

             For the purpose of determining fees payable to Chicago Title and Trust Company, the value of Series' net assets shall be computed at the times and in the manner specified in Series' Prospectuses and Statement of Additional Information then in effect.

             During the term of this Agreement, should the Trust seek additional or fewer services or functions beyond those outlined above, or in Schedule "A" attached, a written amendment to this Agreement reflecting such shall be signed by both Parties, and any compensation stated herein may be adjusted accordingly.

Section 5.   DURATION AND TERMINATION
----------   ------------------------

             (a) The term of this Agreement shall be for a period of one (1) year, commencing on the date hereof and shall continue in force from year to year thereafter, but only so long as such continuance is approved annually: (1) by Chicago Title and Trust Company; and (2) by vote of a majority of the Trust's Trustees who are not "interested persons" of either Party, as such term is defined in the Act.

             (b) The fee schedule will be fixed for a one (1) year period from the date of the Agreement. After each one (1) year period, the fee will be subject to annual review and an inflationary adjustment consistent with the actual level of services provided by Chicago Title and Trust Company as compared with those services set forth in Schedule "A".

             (c) Subject to the terms of the preceding paragraph, this Agreement may be terminated by Chicago Title and Trust Company at any time without penalty upon giving the Trust one hundred eighty (180) days' written notice (which notice may be waived in writing by the Trust) and may be terminated by the Trust at any time upon giving Chicago Title and Trust Company one hundred eighty (180) days' written notice (which notice may be waived in writing by Chicago Title and Trust Company) provided that such termination by the Trust shall be directed or approved by the vote of a majority of its Trustees in office at the time who are not "interested persons" of either Party, as such term is defined in the Act.

             (d) This Agreement shall extend to and shall be binding upon the Parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Chicago Title and Trust Company or by Chicago Title and Trust Company without the written consent of the Trust, authorized or approved by resolution of the Trust's Board of Trustees; provided, however, no such consent shall be required with respect to an assignment to, and the Trust expressly permits the assignment of the rights and obligations hereunder to, a direct or indirect wholly-owned subsidiary of Chicago Title and Trust Company (or of the direct parent corporation of Chicago Title and Trust

Company) to which is transferred prior to any assignment the management and personnel from Chicago Title and Trust Company responsible for the Trust's operations.

Section 6.   AMENDMENT
----------   ---------
             No provision of this Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by the Parties.

Section 7.   APPLICABLE LAW
----------   --------------
             This Agreement shall be governed by the laws of the State of
Illinois and that the venue of any action arising under this Agreement shall be Cook County, State of Illinois.

Section 8.   LIMITATION OF LIABILITY
----------   -----------------------
             (a) The execution and delivery of this contract has been duly authorized by the Board of Trustees of the Trust and executed on behalf of the Trust by the undersigned officer, in that officer's capacity as an officer of the Trust. The obligations under this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any officer or shareholder individually.

             (b) Chicago Title and Trust Company, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith, or negligence or reckless disregard on the part of Chicago Title and Trust Company in the performance of its obligations and duties under this Agreement.

             (c) Any person, even though also a director, officer, employee, shareholder or agent of Chicago Title and Trust Company, who may be or become an officer, trustee, employee or agent of the Trust shall be deemed, when rendering services to such entity or acting on any business of such entity (other than services or business in connection with Chicago Title and Trust Company's duties under the Agreement), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Chicago Title and Trust Company even though such person receives compensation from Chicago Title and Trust Company.

             (d) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Chicago Title and Trust Company, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Chicago Title and Trust Company may sustain or incur or which may be asserted against Chicago Title and Trust Company by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Chicago Title and Trust Company in good faith; (ii) any action taken or omitted to be taken by Chicago Title and Trust Company in good faith in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by Chicago Title and Trust Company to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instruction of an authorized person of the Trust or upon the opinion of legal counsel for the Trust; or (iii) any action taken or omitted to be taken by Chicago Title and Trust Company in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. Indemnification under this subparagraph shall not apply, however, to actions or omissions of Chicago Title and Trust Company or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

             (e) Chicago Title and Trust Company shall give written notice to the Trust within ten (10) business days of receipt by Chicago Title and Trust Company of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, unless such failure prejudices the Trust.

             (f) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Chicago Title and Trust Company at its own expense and through counsel of its own choosing if it gives written notice to Chicago Title and Trust Company within thirty (30) business days of receiving notice of such claim. Notwithstanding the foregoing, Chicago Title and Trust Company may participate in the litigation at its own expense through counsel of its own choosing. If the Trust does choose to defend or prosecute such claim, then the Parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

             (g) The terms of this Section 8 shall survive the termination of this Agreement.

Section 9.   NOTICES
----------   -------

             Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective Parties as follows:

If to the Trust:                        If to Chicago Title and Trust Company:
----------------                        --------------------------------------

CT&T FUNDS                              CHICAGO TITLE AND TRUST COMPANY
171 North Clark Street                  171 North Clark Street
Chicago, IL  60601                      Chicago, IL  60601
Attention:  Andrew P. Mayo,             Attention:  Stuart D. Bilton,
            President                               Executive Vice President

Section 10.  SEVERABILITY
-----------  ------------

             If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

Section 11.  SECTION HEADINGS
-----------  ----------------

             Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of ten type-written pages together with Schedules "A", "B" and "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.


CT&T FUNDS                              CHICAGO TITLE AND TRUST COMPANY
----------                              -------------------------------


_____________________________           _____________________________
By:  Andrew P. Mayo,                    By:  Stuart D. Bilton,
     President                               Executive Vice President



_____________________________           _____________________________
Attest:                                 Attest:



(SEAL)                                  (SEAL)

                     AMENDMENT TO ADMINISTRATION AGREEMENT
                     -------------------------------------


     This AGREEMENT, dated as of the 21st day of December, 1995 made by and between CT&T FUNDS, a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and THE CHICAGO TRUST COMPANY, an Illinois corporation (the "Administrator") (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust and Chicago Title and Trust Company originally entered into an Administration Agreement dated June 15, 1995, wherein Chicago Title and Trust Company agreed to provide certain administrative services to each Series of the Trust (The "Administration Agreement"); and

     WHEREAS, the Parties wish to amend the Administration Agreement to reflect the following changes:

     * The Parties acknowledge that, pursuant to the related Guaranty Agreement and Master Services Agreement, administrative services are provided through The Chicago Trust Company; and

     * Certain non-fundamental updates have been made to the administrative services set forth on the attached amended Schedule "A"; and

     * The names of certain Series of the Trust have been changed, as set forth on the attached amended Schedule "C".

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of one type-written page, together with amended Schedules "A" and "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.


CT&T FUNDS                                THE CHICAGO TRUST COMPANY
----------                                -------------------------


_________________________________         _________________________________
By:  Andrew P. Mayo, President            By:


_________________________________         _________________________________
Attest:  Kenneth C. Anderson,             Attest:
           Vice President

                                                                    SCHEDULE "A"
                                                                    ============

                                                 AS AMENDED ON DECEMBER 21, 1995
                                                 -------------------------------


                 TRUST ADMINISTRATION SERVICES TO BE PERFORMED
                 ---------------------------------------------
                            ON BEHALF OF CT&T FUNDS
                            -----------------------
                          BY THE CHICAGO TRUST COMPANY
                          ----------------------------

--------------------------------------------------------------------------------

I.   REGULATORY COMPLIANCE
     ---------------------

          A.  Compliance - Federal Investment Company Act of 1940.

                1.  Review, report and present for renewal.

                      a.  Investment advisory contracts.
                      b.  Fidelity bond.
                      c.  Underwriting contracts
                      d.  Distribution (12b-1) plan
                      e.  Administration contracts.
                      f.  Accounting contracts.
                      g.  Custody contracts.
                      h.  Transfer agent and shareholder services contracts.

                2.  Filings.

                      a.  N-SAR (semi-annual report and annual report).
                      b. Initial registration statement on Form N-1A, post-effective amendments on Form N-1A, and supplements ("stickers").
                      c. Notice pursuant to Rule 24f-2 (registration of indefinite number of shares.
                      d.  Filing fidelity bond under 17g-1
                      e.  Filing shareholder reports under 30b2-1.
                      f.  Proxy statement (when necessary).

                3. Annual up-dates of biographical information and questionnaires for Trustees and Officers.

          B.  Compliance - State "Blue Sky."

                1.  Blue Sky (state registration).

                      a.  Registration of shares (initial/renewal).
                      b.  Registration issuer/dealer/agent (no loads).
                      c.  Monitor sale of shares.
                      d.  Report shares sold.
                      e.  Filing of federal prospectus and contracts.
                      f.  Filing annual and semi-annual reports with states.

          C.  Compliance - Prospectus.

                1.  Analyze and review portfolio reports from Adviser regarding:

                      a.  Compliance with investment objectives.
                      b.  Maximum investment by company/industry size.

          D.  Compliance - Other.

                1.  Proxy when necessary.
                2.  Applicable stock exchange rules.
                3.  Applicable state tax laws.

II.  CORPORATE BUSINESS AND SHAREHOLDER/PUBLIC INFORMATION
     -----------------------------------------------------

          A.  Trustees/Management.

                1.  Preparation of Board meetings.

                      a. Agendas and resolutions - all necessary items of
                         compliance.
                      b. Compile and distribute Board material.
                      c. Attend and record minutes of meetings.
                      d. Keep attendance records.
                      e. Maintain corporate records/minute book.

                2. Preparation and distribution of periodic operation reports to management.

          B.  Coordinate Proposals.

                1.  Printers.
                2.  Auditors.
                3.  Literature fulfillment.
                4.  Insurance.
                5.  Underwriters.

          C.  Maintain Corporate Calendars and Files.

                1.  General.
                2.  Blue sky.

          D.  Shareholder Meetings.

                1.  Preparation of proxy.
                2.  Conduct meeting.
                3.  Preparation of minutes and record ballot results.

          E.  Release Corporate Information.

                1.  To shareholders.
                2.  To financial and general press.
                3.  To industry publications.

                      a.  Distributions (dividends and capital gains).
                      b.  Tax information.
                      c.   Changes to prospectus.
                      d.  Letters from management.
                      e.  Funds' performance.

                4.  Respond to:

                      a.  Financial press, as authorized.
                      b.  Miscellaneous shareholders inquiries.
                      c.  Industry questionnaires.

                5.  Prepare, maintain and update monthly information manual.

          F.  Communications to Shareholders.

                1. Coordinate printing and distribution of annual, semi-annual and prospectus.

III.  FINANCIAL AND MANAGEMENT REPORTING
      ----------------------------------

          A.  Income and Expenses.

                1.  Preparation of monthly expense analysis.
                2.  Expense figures calculated and accrual levels set.
                3.  Monitoring of expenses paid and expense caps.
                4. Approve and prepare authorization for the payment of expenses.
                5.  Checking Account Reconciliation. (monthly)
                6.  Write checks to pay vendors.
                7.  Calculation and payment of advisory fees.

          B.  Distributions to Shareholders.

                1.  Projections of distribution amounts.

                      a.  Compliance with Sub-Chapter M income tax provisions.
                      b. Compliance with excise tax provisions - Schedules prepared.
                      c.  Compliance with Investment Company Act of 1940.

                2. Compilation and distribution for tax reporting for shareholders' 1099 Form.

          C.  Financial Reporting.

                1.  Liaison between fund management and auditors.
                2. Preparation of unaudited and audited reports to shareholders. (semi-annually)
                    -    Statement of Assets and Liabilities
                    -    Statement of Operations
                    -    Statement of Changes in Net Assets
                    -    Financial Highlights (per share data/analysis)
                    -    Footnotes
                    -    Schedule of Investments
                3.  60 day delivery to SEC and shareholders.
                4. Preparation of semi-annual and annual N-SARs and Financial Data Sheet (Financial Information)
                5.  Preparation of Post-effective financial statements
                    (if applicable)

          D.  Other Financial Analyses.

                1.  Sales information, portfolio turnover (monthly)
                2.  Performance Calculations (monthly)
                3.  1099 Miscellaneous - prepared for Directors/Trustees
                    (annually)
                4. 1099 Dividend insert card prepared - coordinate printing and mailing (annually)
                5. 1099-DIV Form - validate per share amounts and tax status (annually)

          E.  Review and Monitoring Functions.

                1.  Review accruals and reclassification entries.
                2. Review Financial Reporting generated entries to ensure proper update by accounting, ensure proper money movement by reviewing daily bank statements, expense analysis. Review capital stock reconciliations.
                3. Asset Diversification and Income Qualifications Tests - (1940 Act)
                4.  Analyze asset/liability accounts daily

          F. Preparation and distribution of monthly operational reports to management.

                1.  Management Statistics (Recap)
                      a.  portfolio
                      b.  book gains/losses/per share
                      c.  net income, book income/per share
                      d.  Capital stock
                2.  Performance Analysis
                      a.   total return
                      b.   monthly, quarterly, year to date, average annually
                3.  Short-Short Analysis
                      a.   short-short income
                      b.   gross income (components)
                4.  Portfolio Turnover
                      a.   market value
                      b.   cost of purchases
                      c.   net proceeds of sales
                      d.   average market value
                5.  Asset Diversification Test
                      a.   gross assets
                      b.   non-qualifying assets
                      c.   5% issuer
                6.  Activity Summary
                      a.   shares sold, redeemed and reinvested
                      b.   change in investment
                      c.   change in price per share
                      d.   net sales
                7.  Expense Analysis
                      a.   accrued
                      b.   paid
                8.  Performance Graphs

          G. Provide rating agencies statistical data on a monthly and quarterly basis.

          H.  For Money Market Funds - weekly Mark-to-Market review
              -  5% test
              -  NAV variance

          I.  Board Package material (quarterly)
              -  Broker commissions
              -   dividends
              -  other schedules can be provided (additional fees may apply)

                                                                    SCHEDULE "B"
                                                                    ============

                          FEE SCHEDULE FOR CT&T FUNDS
                          ---------------------------

                         ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

     (All fees are quoted for a term of one (1) year from effective date.)

ANNUAL ADMINISTRATION FEE
-------------------------

     .0009 On the First   $200 Million of Average Net Assets
     .0005 On the Next    $300 Million of Average Net Assets
     .0003 Over           $500 Million of Average Net Assets

     The above fee schedule is applicable to total aggregate net assets of the Trust. Minimum annual fee $50,000 first portfolio plus $10,000 per additional portfolio = presently $120,000.


OUT-OF-POCKET EXPENSES
----------------------

The Trust will reimburse Chicago Title and Trust Company monthly for all out-of-pocket expenses, including, but not limited to: telephone; postage; telecommunications; special reports; record retention; and travel costs.


ADDITIONAL SERVICES
-------------------

Activities of a non-recurring nature such as fund consolidations, mergers, or reorganizations will be subject to negotiation. To the extent the Trust should decide to create additional Series, or decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services or reports will be quoted upon request.

                                                                    SCHEDULE "C"
                                                                    ============

                                                 AS AMENDED ON DECEMBER 21, 1995
                                                 -------------------------------



                            IDENTIFICATION OF SERIES
                            ========================

Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Agreement:

          CT&T FUNDS
          ----------

          CHICAGO TRUST GROWTH & INCOME FUND
          CHICAGO TRUST ASSET ALLOCATION FUND
          CHICAGO TRUST BOND FUND
          CHICAGO TRUST MUNICIPAL BOND FUND
          CHICAGO TRUST MONEY MARKET FUND
          CHICAGO TRUST TALON FUND
          MONTAG & CALDWELL GROWTH FUND
          MONTAG & CALDWELL BALANCED FUND


This Schedule "C" may be amended form time to time by agreement of the parties.

                          SUB-ADMINISTRATION AGREEMENT
                          ============================


     This Agreement, dated as of the 15th day of June, 1995, made by and between Chicago Title and Trust Company, a corporation duly organized and existing under the laws of the State of Illinois, and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, Chicago Title and Trust Company serves as Administrator to CT&T Funds, a Delaware Business Trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware; and

     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement of the Parties, as new Series are added to the Trust; and

     WHEREAS, Chicago Title and Trust Company provides certain administrative services to the Trust pursuant to its Administration Agreement with the Trust and wishes to subcontract from time to time certain or all such services; and

     WHEREAS, the Parties desire to enter into a Sub-Administration Agreement whereby Fund/Plan will provide certain administration services with respect to each of the Series on the terms and conditions set forth in this Agreement; and

     WHEREAS, Fund/Plan is willing to serve in such capacity and perform such administrative services under the terms and conditions set forth below; and

     WHEREAS, Chicago Title and Trust Company, in its capacity as Administrator for each Series of the Trust, will provide certain information concerning the Series to Fund/Plan as set forth below; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.   APPOINTMENT

             Chicago Title and Trust Company, in its capacity as Administrator to the Trust, hereby sub-contracts with Fund/Plan to provide certain administrative services with respect to each Series of the Trust and Fund/Plan agrees to provide such services pursuant to the terms and conditions of this agreement. Chicago Title and Trust Company, in its capacity as Administrator to the Trust, further agrees to appoint Fund/Plan as Sub-Administrator to any additional Series which, from time to time may be added to the Trust.

Section 2.    DUTIES AND OBLIGATIONS OF FUND/PLAN

             (a) Subject to the succeeding provisions of this section and subject to the direction and control and the general supervision of Chicago Title and Trust Company, Fund/Plan shall provide all administrative services to Chicago Title and Trust Company with respect to each of the Series as set forth in Schedule "A" attached hereto and incorporated by reference into this Agreement. In addition to the obligations set forth in Schedule "A", Fund/Plan shall (i) provide its own office space, facilities and equipment and personnel for the performance of its duties under this Agreement; and (ii) take all actions it deems necessary to properly execute the services provided for in this agreement.

             (b) So that Fund/Plan may perform its duties under the terms of this Agreement, Chicago Title and Trust Company shall use its best efforts to cause the Trust's Officers, Investment Advisers, Distributor, Legal Counsel, Independent Accountants, and Custodian of the Trust to fully cooperate with Fund/Plan and to provide such information, documents and advice relating to the Series as is within the possession or knowledge of such persons. In connection with its duties, Fund/Plan shall be entitled to rely, and shall be held harmless by Chicago Title and Trust Company or the Trust when acting in reasonable reliance upon the instruction, advice or any documents relating to the Series as provided by Chicago Title and Trust Company or the Trust to Fund/Plan by any of the aforementioned persons. All fees charged by any such persons shall be deemed an expense of the Trust.

             (c) Any activities performed by Fund/Plan under this Agreement shall conform to the requirements of:

                 (1) the provisions of the Investment Company Act of 1940, as amended (the "Act") and the Securities amended, and of any rules or regulations Act of 1933, as in force thereunder;

                 (2)  any other applicable provision of state and federal law;

                 (3) the provisions of the Declaration of Trust and By-Laws of the Trust as amended from time to time;

                 (4) any policies and determinations of the Board of Trustees of the Trust; and

                 (5) the fundamental policies of the Series as reflected in its registration statement under the Act.

             (d) Fund/Plan agrees that any and all records that it maintains for Chicago Title and Trust Company are property of the Trust and will be surrendered promptly to the Trust upon written request. Fund/Plan will preserve, for the periods prescribed under Rule 31a-2 under the Act, all such records required to be maintained under Rule 31a-1 of the Act.

             (e) Nothing in this Agreement shall prevent Fund/Plan or any officer thereof from acting as administrator for or with any other person, firm or corporation. While the administrative services supplied to Chicago Title and Trust Company for the Trust may be different than those supplied to other persons, firms or corporations, Fund/Plan shall provide equitable treatment in supplying services. Chicago Title and Trust Company recognizes that it will not receive preferential treatment from Fund/Plan as compared with the treatment provided to other Fund/Plan clients. Fund/Plan agrees to maintain the records and all other information of the Trust in a confidential manner and shall not use such information for any purpose other than the performance of Fund/Plan's duties under this Agreement.

Section 3.   ALLOCATION OF EXPENSES

             All costs and expenses of the Trust shall be paid by the Trust, including, but not limited to:

             (a)  fees paid to the Investment Adviser(s);

             (b)  interest and taxes;

             (c)  brokerage fees and commissions;

             (d)  insurance premiums;

             (e) compensation and expenses of its Trustees who are not affiliated persons of the Trust, any Investment Adviser(s) or Chicago Title and Trust Company;

             (f)  legal, accounting and audit expenses;

             (g) custodian and transfer agent, or shareholder servicing agent, fees and expenses;

             (h) fees and expenses incident to the registration of the shares of the Trust under Federal or state securities laws;

             (i) expenses related to preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Trust;

             (j) all expenses incidental to holding meetings of shareholders and Trustees of the Trust; and

             (k) such extraordinary expenses as may arise, including litigation, affecting the Trust and the legal obligations which the Trust may have regarding indemnification of its officers and trustees.

Section 4.   COMPENSATION OF FUND/PLAN

             Chicago Title and Trust Company agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any future amendments to such Schedule "B" approved by the Parties. Chicago Title and Trust Company agrees and understands that Fund/Plan's compensation will be comprised of two components and payable on a monthly basis as follows:

             (i) A fixed fee for each Series, together with a combined asset-based fee that Chicago Title and Trust Company, in its capacity as Administrator to the Trust, hereby authorizes Fund/Plan to collect by debiting the Trusts' custody account for invoices which are rendered for the services performed. The invoices for the services performed will be sent to the Trust after such debiting with the indication that payment has been made; and

             (ii) reimbursement of any out-of-pocket expenses paid by Fund/Plan on behalf of Chicago Title and Trust Company or the Trust, which out-of-pocket expenses will be billed to Chicago Title and Trust Company within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. Chicago Title and Trust Company agrees, in its capacity as Administrator to the Trust, to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

             For the purpose of determining fees payable to Fund/Plan, the value of Series' net assets shall be computed at the times and in the manner specified in Series' Prospectuses and Statement of Additional Information then in effect.

             During the term of this Agreement, should Chicago Title and Trust Company, in its capacity as Administrator to the Trust, seek additional or fewer services or functions beyond those outlined above, or in Schedule "A" attached, a written amendment to this Agreement reflecting such shall be signed by both Parties, and any compensation stated herein may be adjusted accordingly.

Section 5.   DURATION AND TERMINATION

             (a) The term of this Agreement shall be for a period of one (1) year, commencing on the date hereof and shall continue in force from year to year thereafter subject to the termination provisions set forth in paragraph (c) of this section 5.

             (b) The fee schedule will be fixed for a one (1) year period from the date of the Agreement. After each one (1) year period, the fee will be subject to annual review and an inflationary adjustment consistent with the actual level of services provided by Fund/Plan as compared with those services set forth in Schedule "A".

             (c) Subject to the terms of the preceding paragraph, this Agreement may be terminated by Fund/Plan at any time without penalty upon giving Chicago Title and Trust Company one hundred eighty (180) days' written notice (which notice may be waived in writing by Chicago Title and Trust Company) and may be terminated by Chicago Title and Trust Company at any time upon giving Fund/Plan one hundred eighty (180) days' written notice (which notice may be waived in writing by Fund/Plan) provided that such termination by Chicago Title and Trust Company shall be directed or approved by the vote of a majority of the Trustees in office at the time who are not "interested persons" of either Party, as such term is defined in the Act.

            (d) This Agreement shall extend to and shall be binding upon the Parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by Chicago Title and Trust Company without the written consent of Fund/Plan or by Fund/Plan without the written consent of Chicago Title and Trust Company; provided, however, no such consent shall be required with respect to an assignment to, and Fund/Plan expressly permits the assignment of the rights and obligations hereunder to, a direct or indirect wholly-owned subsidiary of Chicago Title and Trust Company (or of the direct parent corporation of Chicago Title and Trust Company).

Section 6.   AMENDMENT

             No provision of this Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by the Parties.

Section 7.   APPLICABLE LAW

             This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and that the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

Section 8.   LIMITATION OF LIABILITY

             (a) The execution and delivery of this contract has been executed on behalf of Chicago Title and Trust Company by the undersigned officer, in that officer's capacity as an officer of Chicago Title and Trust Company. The obligations under this Agreement shall be binding upon the assets and property of Chicago Title and Trust Company and shall not be binding upon any officer or shareholder individually.

             (b) Fund/Plan, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by Chicago Title and Trust Company or the Trust in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith, or negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

             (c) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee or agent of the Trust shall be deemed, when rendering services to such entity or acting on any business of such entity (other than services or business in connection with Fund/Plan's duties under the Agreement), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though such person receives compensation from Fund/Plan.

             (d) Notwithstanding any other provision of this Agreement, Chicago Title and Trust Company, in its capacity as Administrator to the Trust, shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Fund/Plan in good faith; (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by Fund/Plan to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instruction of an authorized person of Chicago Title and Trust Company, the Trust, or upon the opinion of legal counsel for the Trust; or (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. Indemnification under this subparagraph shall not apply, however, to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

             (e) Fund/Plan shall give written notice to Chicago Title and Trust Company within ten (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify Chicago Title and Trust Company of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve Chicago Title and Trust Company, in its capacity as Administrator to the Trust, of any liability arising under this Section or otherwise, unless such failure prejudices Chicago Title and Trust Company.

             (f) For any legal proceeding giving rise to this indemnification, Chicago Title and Trust Company shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within thirty (30) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. If Chicago Title and Trust Company does choose to defend or prosecute such claim, then the Parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

             (g) The terms of this Section 8 shall survive the termination of this Agreement.

Section 9. NOTICES Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective Parties as follows:

If to Chicago Title and Trust Company:        If to Fund/Plan Services, Inc.:
--------------------------------------        -------------------------------

CHICAGO TITLE AND TRUST COMPANY               FUND/PLAN SERVICES, INC.
171 North Clark Street                        #2 West Elm Street
Chicago, IL  60601                            Conshohocken, PA  19428
Attention:  Stuart D. Bilton,                 Attention:  Kenneth J. Kempf,
            Executive Vice President                      President

Section 10.  SEVERABILITY

             If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

Section 11.  SECTION HEADINGS

             Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of ten type-written pages together with Schedules "A", "B" and "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.


CHICAGO TITLE AND TRUST COMPANY         FUND/PLAN SERVICES, INC.
-------------------------------         ------------------------


_______________________________         _______________________________
By:  Stuart D. Bilton,                  By:  Kenneth J. Kempf,
     Executive Vice President                President


_______________________________         _______________________________
Attest:                                 Attest:


(SEAL)                                  (SEAL)

                   AMENDMENT TO SUB-ADMINISTRATION AGREEMENT
                   -----------------------------------------


     This AGREEMENT, dated as of the 21st day of December, 1995 made by and between THE CHICAGO TRUST COMPANY (the "Administrator"), an Illinois corporation, and FUND/PLAN SERVICES, INC. (the "Sub-Administrator"), a Delaware corporation (collectively, the "Parties"), with respect to CT&T FUNDS, a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware.

                                WITNESSETH THAT:

     WHEREAS, Chicago Title and Trust Company and Fund/Plan Services, Inc. originally entered into a Sub-Administration Agreement dated June 15, 1995, wherein Fund/Plan Services, Inc. agreed to provide certain sub-administrative services to Chicago Title and Trust Company with respect to each Series of the Trust (the "Sub-Administration Agreement").

     WHEREAS, the Parties wish to amend the Sub-Administration Agreement to reflect the following changes:

     * The Parties acknowledge that, pursuant to the related Guaranty Agreement and Master Services Agreement, administrative services are provided through The Chicago Trust Company; and

     * Certain non-fundamental updates have been made to the administrative services set forth on the attached amended Schedule "A"; and

     * The names of certain Series of the Trust have been changed, as set forth on the attached amended Schedule "C".

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of one type-written page, together with amended Schedules "A" and "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

THE CHICAGO TRUST COMPANY               FUND/PLAN SERVICES, INC.


---------------------------------       ----------------------------------
By:                                     By:  Kenneth J. Kempf, President

---------------------------------       ----------------------------------
Attest:                                 Attest:  Janet F. Davis, Secretary

                                                                    SCHEDULE "A"
                                                                    ============
                                                 As Amended on December 21, 1995
                                                 -------------------------------


                 TRUST ADMINISTRATION SERVICES TO BE PERFORMED
                 ---------------------------------------------
                    ON BEHALF OF THE CHICAGO TRUST COMPANY
                    --------------------------------------
                          BY FUND/PLAN SERVICES, INC.
                          ---------------------------

________________________________________________________________________________


I.   REGULATORY COMPLIANCE
     ---------------------

          A.  Compliance - Federal Investment Company Act of 1940.

                1.  Review, report and present for renewal.

                      a.  Investment advisory contracts.
                      b.  Fidelity bond.
                      c.  Underwriting contracts
                      d.  Distribution (12b-1) plan
                      e.  Administration contracts.
                      f.  Accounting contracts.
                      g.  Custody contracts.
                      h.  Transfer agent and shareholder services contracts.

                2.  Filings.

                      a.  N-SAR (semi-annual report and annual report).
                      b. Initial registration statement on Form N-1A, post-effective amendments on Form N-1A, and supplements ("stickers").
                      c. Notice pursuant to Rule 24f-2 (registration of indefinite number of shares).
                      d.  Filing fidelity bond under 17g-1
                      e.  Filing shareholder reports under 30b2-1.
                      f.  Proxy statement (when necessary).

                3. Annual up-dates of biographical information and questionnaires for Trustees and Officers.

          B.  Compliance - State "Blue Sky."

                1.  Blue Sky (state registration).

                      a.  Registration of shares (initial/renewal).
                      b.  Registration issuer/dealer/agent (no loads).
                      c.  Monitor sale of shares.
                      d.  Report shares sold.
                      e.  Filing of federal prospectus and contracts.
                      f. Filing annual and semi-annual reports with states.

          C.  Compliance - Prospectus.

                1.  Analyze and review portfolio reports from Adviser regarding:

                      a.  Compliance with investment objectives.
                      b.  Maximum investment by company/industry size.

          D.  Compliance - Other.

                1.  Proxy when necessary.
                2.  Applicable stock exchange rules.
                3.  Applicable state tax laws.

II.    CORPORATE BUSINESS AND SHAREHOLDER/PUBLIC INFORMATION
       -----------------------------------------------------

          A.  Trustees/Management.

                1.  Preparation of Board meetings.

                      a. Agendas and resolutions - all necessary items of compliance.
                      b.  Compile and distribute Board material.
                      c.  Attend and record minutes of meetings.
                      d.  Keep attendance records.
                      e.  Maintain corporate records/minute book.

                2. Preparation and distribution of periodic operation reports to management.

          B.  Coordinate Proposals.

                1.  Printers.
                2.  Auditors.
                3.  Literature fulfillment.
                4.  Insurance.
                5.  Underwriters.

          C.  Maintain Corporate Calendars and Files.

                1.  General.
                2.  Blue sky.

          D.  Shareholder Meetings.

                1.  Preparation of proxy.
                2.  Conduct meeting.
                3.  Preparation of minutes and record ballot results.

          E.  Release Corporate Information.

                1.  To shareholders.
                2.  To financial and general press.
                3.  To industry publications.

                      a.  Distributions (dividends and capital gains).
                      b.  Tax information.
                      c.  Changes to prospectus.
                      d.  Letters from management.
                      e.  Funds' performance.

                4.  Respond to:

                      a.  Financial press, as authorized.
                      b.  Miscellaneous shareholders inquiries.
                      c.  Industry questionnaires.

                5.  Prepare, maintain and update monthly information manual.

          F.  Communications to Shareholders.

                1. Coordinate printing and distribution of annual, semi-annual and prospectus.

III.  FINANCIAL AND MANAGEMENT REPORTING
      ----------------------------------

          A.  Income and Expenses.

                1.  Preparation of monthly expense analysis.
                2.  Expense figures calculated and accrual levels set.
                3.  Monitoring of expenses paid and expense caps.
                4. Approve and prepare authorization for the payment of expenses.
                5.  Checking Account Reconciliation (monthly).
                6.  Write checks to pay vendors.
                7.  Calculation and payment of advisory fees.

          B.  Distributions to Shareholders.

                1.  Projections of distribution amounts.

                      a.  Compliance with Sub-Chapter M income tax provisions.
                      b. Compliance with excise tax provisions - Schedules prepared.
                      c.  Compliance with Investment Company Act of 1940.

                2. Compilation and distribution for tax reporting for shareholders' 1099 Form.

          C.  Financial Reporting.

                1.  Liaison between fund management and auditors.
                2. Preparation of unaudited and audited reports to shareholders (semi-annually).
                    - Statement of Assets and Liabilities
                    - Statement of Operations
                    - Statement of Changes in Net Assets
                    - Financial Highlights (per share data/analysis)
                    - Footnotes
                    - Schedule of Investments
                3.  60 day delivery to SEC and shareholders.
                4. Preparation of semi-annual and annual N-SARs and Financial Data Sheet (Financial Information)
                5. Preparation of Post-effective financial statements (if applicable)

          D.  Other Financial Analyses.

                1.  Sales information, portfolio turnover (monthly)
                2.  Performance Calculations (monthly)
                3.  1099 Miscellaneous - prepared for Directors/Trustees
                    (annually)
                4. 1099 Dividend insert card prepared - coordinate printing and mailing (annually)
                5. 1099-DIV Form - validate per share amounts and tax status (annually)

          E.  Review and Monitoring Functions.

                1.  Review accruals and reclassification entries.
                2. Review Financial Reporting generated entries to ensure proper update by accounting, ensure proper money movement by reviewing daily bank statements, expense analysis. Review capital stock reconciliations.
                3.  Asset Diversification and Income Qualifications Tests -(1940
                    Act)
                4.  Analyze asset/liability accounts daily

          F. Preparation and distribution of monthly operational reports to management.

                1.  Management Statistics (Recap)
                    a.  portfolio
                    b.  book gains/losses/per share
                    c.  net income, book income/per share
                    d.  Capital stock
                2.  Performance Analysis
                    a.  total return
                    b.  monthly, quarterly, year to date, average annually
                3.  Short-Short Analysis
                    a.  short-short income
                    b.  gross income (components)
                4.  Portfolio Turnover
                    a.  market value
                    b.  cost of purchases
                    c.  net proceeds of sales
                    d.  average market value
                5.  Asset Diversification Test
                    a.  gross assets
                    b.  non-qualifying assets
                    c.  5% issuer
                6.  Activity Summary
                    a.  shares sold, redeemed and reinvested
                    b.  change in investment
                    c.  change in price per share
                    d.  net sales
                7.  Expense Analysis
                    a.  accrued
                    b.  paid
                8.  Performance Graphs

          G. Provide rating agencies statistical data on a monthly and quarterly basis.

          H.  For Money Market Funds - weekly Mark-to-Market review
              - 5% test
              - NAV variance

          I.  Board Package material (quarterly)
              - Broker commissions
              - dividends
              - other schedules can be provided (additional fees may apply)

                                                                    SCHEDULE "B"
                                                                    ============


                          FEE SCHEDULE FOR CT&T FUNDS
                          ---------------------------

                         ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

     (All fees are quoted for a term of one (1) year from effective date.)



ANNUAL SUB-ADMINISTRATION FEE
-----------------------------

     .0009 On the First     $200 Million of Average Net Assets
     .0005 On the Next      $300 Million of Average Net Assets
     .0003 Over             $500 Million of Average Net Assets

     The above fee schedule is applicable to total aggregate net assets of the Trust. Minimum annual fee $50,000 first portfolio plus $10,000 per additional portfolio = presently $120,000.


OUT-OF-POCKET EXPENSES
----------------------

Chicago Title and Trust Company, in its capacity as Administrator to the Trust and on behalf of the Trust, will reimburse Fund/Plan monthly for all out-of-pocket expenses, including, but not limited to: telephone; postage; telecommunications; special reports; record retention; and travel costs.


ADDITIONAL SERVICES
-------------------

Activities of a non-recurring nature such as fund consolidations, mergers, or reorganizations will be subject to negotiation. To the extent the Trust should decide to create additional Series, or decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services or reports will be quoted upon request.

                                                                    SCHEDULE "C"
                                                                    ============

                                                 AS AMENDED ON DECEMBER 21, 1995
                                                 -------------------------------



                            IDENTIFICATION OF SERIES
                            ========================

Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Agreement:


          CT&T FUNDS
          ----------

          CHICAGO TRUST GROWTH & INCOME FUND
          CHICAGO TRUST ASSET ALLOCATION FUND
          CHICAGO TRUST BOND FUND
          CHICAGO TRUST MUNICIPAL BOND FUND
          CHICAGO TRUST MONEY MARKET FUND
          CHICAGO TRUST TALON FUND
          MONTAG & CALDWELL GROWTH FUND
          MONTAG & CALDWELL BALANCED FUND


This Schedule "C" may be amended form time to time by agreement of the parties.